Exhibit 99.1
Complete Production Services, Inc. Reports First Quarter 2010 Results
Houston—(Business Wire)—April 22, 2010—Complete Production Services, Inc. (NYSE: CPX) today reported first quarter revenue of $309.7 million, an increase of 23% over the fourth quarter of 2009, operating income of $10.6 million and a net loss of $2.8 million, or $0.04 per diluted share. Modified EBITDA (as defined below) for the first quarter of 2010 was $55.9 million, an increase of $21.5 million, or 62%, over the fourth quarter of 2009.
“We are very pleased with our results for the first quarter of 2010,” commented Joe Winkler, Chairman and CEO. “The improvement in our results from last quarter was led by a rebound in drilling and completion related activity focused in the service-intensive resource plays. Our team’s dedication to deliver quality services for our customers, market positions and capital structure enable us to capitalize on this recovery.”
Revenue for the Completion and Production Services segment during the first quarter of 2010 was $266.3 million, an increase of 24% over the prior quarter. Modified EBITDA for the segment was $57.8 million, up 49% versus the fourth quarter of 2009. Segment Modified EBITDA margin was 21.7% during the first quarter versus 17.9% for the fourth quarter of 2009 resulting in incremental Modified EBITDA margins of 37.9%. The segment reported improved performance in every major service offering, driven by increases in horizontal completion related activity within resource plays, particularly in areas that are oil and liquid-rich. The segment also benefited from price increases in select geographic areas and service lines during the first quarter of 2010.
First quarter Drilling Services segment revenue was $35.1 million, versus $29.2 million reported for the prior quarter, representing an increase of 20%. The segment reported Modified EBITDA of $5.4 million, up $2.5 million versus the fourth quarter of 2009. The improved performance of the segment is primarily attributable to an increase in rig relocation activities and slightly improved pricing for contract drilling services.
In comparison to the first quarter of 2009, consolidated revenue decreased by $27.0 million, or 8%, operating income decreased $3.4 million, and net loss increased by $2.4 million or $0.04 per share.
Cash flow from operating activities totaled $40.5 million and capital expenditures were $11.3 million during the first quarter of 2010, contributing to an increase in cash to a total of $105.4 million at March 31, 2010. Subsequent to quarter end, Complete received a $43.7 million federal income tax refund, further enhancing the company’s balance sheet. The company’s $240 million credit facility remains undrawn.
“Activity improved steadily throughout the quarter and our customers have begun increasing their focus on oil and liquid-rich plays. Our team has done a tremendous job in assisting our customers through this transition by leveraging our horizontal completion expertise that is the foundation of our business.”
“We believe the enhanced economics of oil and liquid-rich plays, our customers’ hedge positions and their need to earn and hold recently acquired acreage by production, will result in activity levels remaining well above the lows we saw in 2009. However, activity levels in the more mature gas markets are less certain due to current natural gas prices. We remain optimistic regarding the long-term outlook for natural gas, intend to capitalize on any shifts in the market while enhancing our core operations and are well positioned to be opportunistic,” concluded Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Complete will hold a conference call to discuss first quarter 2010 results on Thursday, April 22, 2010 at 2:00 p.m. Eastern Time. To participate in the live conference call, dial (800) 901-5213 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 71497854. The conference call will be available for replay beginning at 5:00 p.m. Eastern Time on April 22, 2010 and will be available until April 29, 2010. To access the conference call replay, please call (888) 286-8010 and use the passcode: 18782874 The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking statements include statements regarding future market conditions, the company’s business objectives in 2010 and the company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other risks described in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, including Adjusted EBITDA and Modified EBITDA. Adjusted EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation, amortization, impairment charges and minority interest. Modified EBITDA is calculated as Adjusted EBITDA before certain other non-cash charges including fixed asset and inventory write-downs and loss on non-monetary asset exchange. Adjusted EBITDA and Modified EBITDA are not substitutes for GAAP measures of earnings and cash flow. Adjusted EBITDA and Modified EBITDA are used in this press release because our management considers these measures to be important supplemental measures of performance and believes they are used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Jose Bayardo
Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended March 31, 2010 and 2009
(unaudited, in thousands, except per share data)

	Quarter Ended
	March 31,
	2010	2009
	(unaudited)	(unaudited)
Revenue:
Services	$301,392	$322,917
Products	8,312	13,764

	309,704	336,681

Cost of services	206,820	211,213
Cost of products	6,124	10,495
General and administrative expense	40,852	49,278
Depreciation and amortization	45,319	51,689

	299,115	322,675

Income before interest and taxes	10,589	14,006

Interest expense	14,741	14,458
Interest income	(48)	(10)

Loss before taxes	(4,104)	(442)

Tax provision	(1,342)	(106)

Net loss	$(2,762)	$(336)

Basic earnings (loss) per share:	$(0.04)	$(0.00)

Diluted earnings (loss) per share:	$(0.04)	$(0.00)

Weighted average shares outstanding:
Basic	75,699	74,895
Diluted	75,699	74,895

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2010 and December 31, 2009
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)	(unaudited)
Assets:
Cash	$105,439	$77,360
Other current assets	320,476	292,566
Property, plant and equipment, net	908,692	941,133
Goodwill	243,823	243,823
Other long-term assets	31,695	33,972

Total assets	1,610,125	1,588,854

Liabilities and stockholders’ equity:
Current liabilities	113,939	91,722
Long-term debt	650,000	650,002
Long-term deferred tax liabilities	146,415	148,240

Total liabilities	910,354	889,964

Common stock	752	752
Treasury stock	(1,717)	(334)
Additional paid-in capital	640,328	636,904
Retained earnings	39,245	42,007
Cumulative translation adjustment	21,163	19,561

Total stockholders’ equity	699,771	698,890

Total liabilities and stockholders’ equity	$1,610,125	$1,588,854

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended March 31, 2010 and 2009, and December 31, 2009
(in thousands, except percentages)

	Quarter Ended
	March 31,	March 31,	December 31,
	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$266,288	$287,526	$215,603
Drilling services	35,104	35,391	29,214
Products	8,312	13,764	6,585

Total revenues	$309,704	$336,681	$251,402

Adjusted EBITDA: (1)
Completion and production services	$57,756	$66,224	$36,743
Drilling services	5,419	6,887	2,942
Products	1,562	2,551	1,540
Corporate and other	(8,829)	(9,967)	(8,744)

Total	$55,908	$65,695	$32,481

Adjusted EBITDA as a % of Revenue:
Completion and production services	21.7%	23.0%	17.0%
Drilling services	15.4%	19.5%	10.1%
Products	18.8%	18.5%	23.4%
Total	18.1%	19.5%	12.9%

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended March 31, 2010 and 2009, and December 31, 2009
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended March 31, 2010:
Adjusted EBITDA	$57,756	$5,419	$1,562	$(8,829)	$55,908
Depreciation & amortization	39,793	4,458	576	492	45,319

Operating income (loss)	$17,963	$961	$986	$(9,321)	$10,589

Quarter Ended March 31, 2009:
Adjusted EBITDA	$66,224	$6,887	$2,551	$(9,967)	$65,695
Depreciation & amortization	44,926	5,548	634	581	51,689

Operating income (loss)	$21,298	$1,339	$1,917	$(10,548)	$14,006

Quarter Ended December 31, 2009:
Adjusted EBITDA	$36,743	$2,942	$1,540	$(8,744)	$32,481
Depreciation & amortization	41,536	4,565	599	562	47,262
Other intangible impairment loss	2,488	—	—	—	2,488
Goodwill impairment loss	97,643	—	—	—	97,643

Operating income (loss)	$(104,924)	$(1,623)	$941	$(9,306)	$(114,912)

Complete Production Services, Inc.
Reconciliation of Modified EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended March 31, 2010 and 2009, and December 31, 2009
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended March 31, 2010:
Modified EBITDA	$57,756	$5,419	$1,562	$(8,829)	$55,908

Adjusted EBITDA	57,756	5,419	1,562	(8,829)	55,908
Depreciation and amortization	39,793	4,458	576	492	45,319

Operating income (loss)	$17,963	$961	$986	$(9,321)	$10,589

Quarter Ended March 31, 2009:
Modified EBITDA	$71,092	$6,887	$2,551	$(9,967)	$70,563
Non-monetary asset exchange	4,868	—	—	—	4,868

Adjusted EBITDA	66,224	6,887	2,551	(9,967)	65,695
Depreciation and amortization	44,926	5,548	634	581	51,689

Operating income (loss)	$21,298	$1,339	$1,917	$(10,548)	$14,006

Quarter Ended December 31, 2009:
Modified EBITDA	$38,698	$2,942	$1,540	$(8,744)	$34,436
Fixed asset and inventory adjustments	1,955	—	—	—	1,955

Adjusted EBITDA	36,743	2,942	1,540	(8,744)	32,481
Depreciation and amortization	41,536	4,565	599	562	47,262
Other intangible impairment loss	2,488	—	—	—	2,488
Goodwill impairment loss	97,643	—	—	—	97,643

Operating income (loss)	$(104,924)	$(1,623)	$941	$(9,306)	$(114,912)

Complete Production Services, Inc.
Reconciliation of Earnings Per Share per GAAP Less Certain Non-Cash Charges
For the Quarters Ended March 31, 2010 and 2009
(unaudited, in thousands except share and per share amounts)

	Quarter	Quarter
	Ended	Ended
	March 31,	March 31,
	2010	2009
	(unaudited)	(unaudited)
Net loss from continuing operations, as reported	$(2,762)	$(336)
Add: Loss on non-monetary exchange	—	4,868
Less: Tax benefit associated with loss on non-monetary exchange	—	(1,399)

Adjusted net income (loss)	$(2,762)	$3,133

Basic weighted average shares outstanding, as reported	75,699	74,895
Add: Dilutive securities:
Stock options	—	49
Restricted shares	—	239

Adjusted diluted weighted average shares	75,699	75,183

Diluted earnings (loss) per share, as reported:	$(0.04)	$(0.00)

Adjusted diluted earnings (loss) per share:	$(0.04)	$0.04